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                                                                 Exhibit 3.2



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          BOX HILL SYSTEMS CORPORATION


         (Under Section 805 of the Business Corporation Law of New York)

                  WE, THE UNDERSIGNED, Benjamin Monderer and Mark A. Mays, being respectively the President and the Secretary of Box Hill Systems Corp. hereby certify:

                  1. The name of the corporation is Box Hill Systems Corp.

                  2. The certificate of incorporation of said corporation was filed by the Department of State on the 5th day of April, 1988 and a certificate of amendment thereto was filed on May 1, 1995.

                  3. The certificate of incorporation is hereby amended to delete Article "FOURTH" in its entirety and to effect the following Article
FOURTH:

               FOURTH: The aggregate number of shares which the
               corporation shall have the authority to issue is: (a)
               Forty Million (40,000,000) shares of common stock,
               par value $.01 per share; and (b) Five Million
               (5,000,000) shares of Preferred Stock in series and
               the authority to establish and fix the designations
               of each series and the variations in the relative
               rights, preferences and designations as between
               series shall be vested in the Board of Directors of
               the corporation. The Board of Directors is authorized
               to file an amendment to the certificate of
               incorporation of the corporation under Section 805- A
               of the Business Corporation Law setting forth the
               designations of each series and the variations in the
               relative rights, preferences and limitations of each
               series of preferred stock without further action by
               the shareholders of the corporation.
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                                                                     Exhibit 3.2


                  4. The amendment was authorized by the unanimous written consent of the Board of Directors, dated as of July 3, 1997, followed by the unanimous written consent of the holders of all of the issued and outstanding shares of the capital stock of the corporation, dated as of July 3, 1997.


                  IN WITNESS WHEREOF, we have signed this certification on the
     day of      1997 and we affirm the statements contained therein as true under penalties of perjury.


                                          BOX HILL SYSTEMS CORP.


                                          By:
                                               -----------------------------
                                               Benjamin Monderer, President


                                          By:
                                               -----------------------------
                                               Mark A. Mays, Secretary



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